Exhibit 3.1

Amended to and including

amendments of December 4, 2017

CERTIFICATE OF INCORPORATION OF

3M COMPANY

(Original Certificate Filed on June 25, 1929)

FIRST: The name of the Corporation is 3M COMPANY.

SECOND: The address of its registered office in the State of Delaware is 251 Little Falls Drive, in the city of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

THIRD: The nature of the business or purposes to be conducted or promoted is: to engage in any lawful act or activity for which Corporations may be organized under the General Corporation Law of Delaware.

FOURTH: A.  The total number of shares of all classes of stock which this Corporation shall have authority to issue is 3,010,000,000 consisting of 10,000,000 shares of preferred stock without par value and 3,000,000,000 shares of common stock with a par value of $0.01 per share.

B.            The designations, powers, preferences, and rights, and the qualifications, limitations, or restrictions of the preferred stock and the common stock of the Corporation are as follows:

1.             The preferred stock may be issued from time to time as shares of one or more series in any amount, not exceeding in the aggregate, including all shares of any and all series previously issued, the total number of shares of preferred stock hereinabove authorized.  All shares of any one series of preferred stock shall rank equally and be identical, except as to the times from which cumulative dividends, if any, thereon shall be cumulative.

2.             The Board of Directors of the Corporation is hereby expressly authorized from time to time to issue preferred stock as preferred stock of any series, and in connection with the creation of each such series to fix by the resolution or resolutions, providing for the issue of shares thereof, the designations, preferences and relative, participating, optional, conditional, or other special rights, and qualifications, limitations, or restrictions thereof, of such series, to the full extent now or hereafter permitted by the laws of the State of Delaware, including, without limitation, the following matters:

(a)           The designation of such series;

(b)           The rate or amount and times at which, and the preferences and conditions under which, dividends shall be payable on shares of such series, the status of such dividends as cumulative or noncumulative, the date or dates from which dividends, if cumulative, shall accumulate, and the status of such series as participating or nonparticipating after the payment of dividends on shares which are entitled to any preference;

(c)           The voting rights, if any, of shares of such series in addition to those required by law, which may be full, limited, multiple, fractional, or none, including any right to vote as a class either generally or in connection with any specified matter or matters;

(d)           The amount, times, terms, and conditions, if any, upon which shares of such series shall be subject to redemption;

(e)           The rights and preferences, if any, of the holders of shares of such series in the event of any liquidation, dissolution, or winding up of the Corporation;

(f)            Whether the shares of such series shall be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of such series, and if so entitled, the amount of such fund and the manner of its application; and

(g)           Whether the shares of such series shall be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation, and if made so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and the adjustments, if any, at which such conversion or exchange may be made.

C.            Except for and subject to those rights expressly granted to the holders of preferred stock, or any series thereof, by the Board of Directors, pursuant to the authority hereby vested in the Board or as provided by the laws of the State of Delaware, the holders of the Corporation’s common stock shall have exclusively all rights of shareholders and shall possess exclusively all voting power.  Each holder of common stock of the Corporation shall be entitled to one vote for each share of such stock standing in such holder’s name on the books of the Corporation.

FIFTH: The Corporation is to have perpetual existence.

SIXTH: In furtherance, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

To make, alter, or repeal the Bylaws of the Corporation.

To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

To set apart out of any funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

By a majority of the whole Board, to designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  The Bylaws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether the member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the Board of Directors, or in the Bylaws of the Corporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation’s property and assets recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation; and, unless the resolution or Bylaws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

When and as authorized by the stockholders in accordance with statute, to sell, lease, or exchange all or substantially all of the property and assets of the Corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property, including shares of stock in, and/or other securities of, any other Corporation or Corporations, as its Board of Directors shall deem expedient and for the best interest of the Corporation.

SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide.  The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

EIGHTH: This Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

NINTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs.  If the majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation as the case may be, and also on this Corporation.

TENTH: A. The number of directors of the Corporation shall be fixed from time to time by or pursuant to the Bylaws of the Corporation.  At the 1986 Annual Meeting of Stockholders of the Corporation, the directors shall be divided, with respect to the terms for which they severally hold office, into three classes, as nearly equal in number of directors as possible, as determined by the Board of Directors, with the term of office of the first class to expire at the Annual Meeting of Stockholders to be held in 1987, the term of office of the second class to expire at the Annual Meeting of Stockholders to be held in 1988, and the term of office of the third class to expire at the Annual Meeting of Stockholders to be held in 1989, with each class of directors to hold office until their successors are duly elected and have qualified.  At each Annual Meeting of Stockholders following such initial classification and election until the 2007 Annual Meeting of Stockholders, directors elected to succeed those directors whose terms expire at such annual meeting, other than those directors elected under particular circumstances by a separate class vote of the holders of any class or series of stock having a preference over the common stock, of a par value of $0.01 per share, of the Corporation (the “Common Stock”) as to dividends or upon liquidation of the Corporation, shall be elected to hold office for a term expiring at the Annual Meeting of Stockholders in the third year following the year of their election and until their successors are duly elected and have qualified.  When the number of directors is changed, any newly created directorships or any decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number of directors as possible, as determined by the Board of Directors.  The terms of office of all directors who are in office immediately prior to the closing of the polls for the election of directors at the 2007 Annual Meeting of Stockholders of the Corporation shall expire at such time.  At each Annual Meeting of Stockholders beginning with the 2007 Annual Meeting of Stockholders of the Corporation, the directors shall not be classified, and the directors shall be elected annually and shall hold office for a term expiring at the next Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified.  No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. The provisions of this Paragraph are subject to the provisions of Paragraph D of this Article.

B.  Except as may be provided in the terms of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation of the Corporation relating to the rights of the holders of such class or series to elect, by separate class vote, additional directors, prior to the 2007 Annual Meeting of Stockholders of the Corporation, no member of the Board of Directors may be removed from office except for cause.  Except as may be provided in the terms of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation of the Corporation relating to the rights of the holders of such class or series to elect, by separate class vote, additional directors, from and after the 2007 Annual Meeting of Stockholders of the Corporation, any member of the Board of Directors may be removed from office with or without cause.

C.  Subject to the provisions of Paragraph D of this Article TENTH, newly created directorships resulting from an increase in the number of directors of the Corporation and vacancies occurring in the Board of Directors resulting from death, resignation, retirement, removal, or any other reason shall be filled by the affirmative vote of a majority of the directors, although less than a quorum, then remaining in office and elected by the holders of the capital stock of the Corporation entitled to vote generally in the election of directors or, in the event that there is only one such director, by such sole remaining director.

Prior to the 2007 Annual Meeting of Stockholders of the Corporation, any director elected in accordance with the preceding sentence shall hold office for the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been elected and qualified.

D.  In the event that the holders of any class or series of stock of the Corporation having a preference over the Common Stock as to dividends or upon liquidation of the Corporation are entitled, by a separate class vote, to elect directors pursuant to the terms of such class or series, then the provisions of such class or series with respect to such rights of election shall apply to the election of such directors.  The number of directors that may be elected by the holders of any such class or series of stock shall be in addition to the number fixed by or pursuant to the Bylaws.  Except as otherwise expressly provided in the terms of such class or series, the number of directors that may be so elected by the holders of any such class or series of stock shall be elected for terms expiring at the next Annual Meeting of Stockholders and without regard to any classification of the remaining members of the Board of Directors, and vacancies among directors so elected by the separate class vote of any such class or series of stock shall be filled by the affirmative vote of a majority of the remaining directors elected by such class or series, or, if there are no such remaining directors, by the holders of such class or series in the same manner in which such class or series initially elected a director.

If at any meeting for the election of directors, more than one class of stock, voting separately as classes, shall be entitled to elect one or more directors and there shall be a quorum of only one such class of stock, that class of stock shall be entitled to elect its quota of directors notwithstanding absence of a quorum of the other class or classes of stock.

ELEVENTH: Intentionally omitted.

TWELFTH: No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

THIRTEENTH: Intentionally omitted.

FOURTEENTH: The liability of the Corporation’s Directors to the Corporation or its stockholders shall be eliminated to the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may be amended from time to time.  Any repeal or amendment of this Article FOURTEENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director existing at the time of such repeal or amendment.